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                                                                    Exhibit 99.1





September 14, 2001



Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Star Buffet, Inc. and, under the date of March 16, 2001, we reported on the consolidated financial statements of Star Buffet, Inc. and subsidiaries as of and for the 52-week period ended January 29, 2001, and the 53-week period ended January 31, 2000. On September 7, 2001, our appointment as principal accountants was terminated. We have read Star Buffet, Inc.'s statements included under Item 4 of its Form 8-K dated September 14, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with Star Buffet, Inc.'s statements that the change of accountants was approved by the Board of Directors or that Grant Thornton LLP was engaged as principal accountants.

Very truly yours,



/s/ KPMG LLP